Exhibit 5.1

July 29, 2022

Security National Financial Corporation

433 Ascension Way, 6th Floor

Salt Lake City, UT 84123

Re: Registration Statement on Form S-8 filed by Security National Financial Corporation with respect to the SNF Corporation Tax-Favored Retirement Savings Plan (the “401(k) Plan”) and Security National Financial Corporation 2022 Equity Incentive Plan (the “2022 Equity Incentive Plan”)

Ladies and Gentlemen:

We have acted as counsel to Security National Financial Corporation, a Utah Corporation (the “Company”), in connection with the Registration Statement on Form S-8, File No. 000-09341 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Registration Statement.

The Registration Statement relates to the registration of (1) 2,000,000 shares of Class A common stock, $2.00 par value, of the Company (the “Class A Shares”) that may be issued pursuant to the 401(k) Plan to the 401(k) Plan participants and (2) 1,000,000 shares of Class A common stock, $2.00 par value, of the Company that may be issued pursuant to the 2022 Equity Incentive Plan to the 2022 Equity Incentive Plan participants.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits thereto, including, but not limited to, the SNF Corporation Tax-Favored Retirement Savings Plan, the Security National Financial Corporation 2022 Equity Incentive Plan, the Articles of Amendment and Restatement to the Articles of Incorporation of the Company and Amended Bylaws of the Company currently in effect, and such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion.

As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company. In rendering the opinion expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, when issued to 401(k) Plan participants and 2022 Equity Incentive Plan participants in accordance with the provisions of the 401(k) Plan and 2022 Equity Incentive Plan, as applicable, and paid for in accordance with the terms thereof, respectively, and pursuant to the Registration Statement, the Class A Shares will be validly issued, fully paid and nonassessable.

In rendering our opinion, we have relied on the applicable laws of the State of Utah, as those laws presently exist and as they have been applied and interpreted by courts having jurisdiction within the State of Utah and the existing laws of the United States of America. We express no opinion as to the laws of any other jurisdiction.

This opinion letter speaks as of its date. We disclaim any express or implied undertaking or obligation to advise of any subsequent change of law or fact (even though the change may affect the legal analysis or a legal conclusion in this opinion letter). This opinion letter is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement, and consent to the reference of our firm under “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

Very truly yours,

/s/ Parr Brown Gee & Loveless

PARR BROWN GEE & LOVELESS